Exhibit 3.2

BYLAWS

OF

KINDER MORGAN, INC.
(a Delaware Corporation)

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

BYLAWS

OF

KINDER MORGAN, INC.
(a Delaware Corporation)

PREAMBLE

These Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of Kinder Morgan, Inc., a Delaware corporation (the  “Company”).  In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the certificate of incorporation of the Company (as amended from time to time, the “Charter”), such provisions of the DGCL or the Charter, as the case may be, shall control.

ARTICLE I
Offices

1.1                                 Registered Office and Agent.  The registered office and registered agent of the Company shall be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware.

1.2                                 Other Offices.  The Company may also have offices at such other places, both within and without the State of Delaware, as the board of directors, by a Majority Vote, may from time to time determine or as the business of the Company may require.

ARTICLE II
Meetings of Stockholders

2.1                                 Annual Meeting.  An annual meeting of stockholders of the Company shall be held each calendar year on such date and at such time as shall be designated from time to time by a Majority Vote of the board of directors and stated in the notice of the meeting.  At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2                                 Special Meeting.  A special meeting of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or the board of directors by a Majority Vote, and shall be called by the Chairman of the Board, Chief Executive Officer or President at the request in writing of the stockholders of record of not less than ten percent (10%) of all voting power entitled to vote at such meeting.  A special meeting shall be held on such date and at such time as shall be designated by the Person(s) calling the meeting and stated in the notice of the meeting.  Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

2.3                                 Place of Meetings.  An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by a Majority Vote of the board of directors.  A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting by a Majority Vote of the board of directors.  Meetings of stockholders shall be held at the principal office of the Company unless another place is designated for meetings in the notice of the meeting or in the manner provided herein.

2.4                                 Notice.  Notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the special meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or Person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting.  If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Company.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.

2.5                                 Voting List.  At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Company who has charge of the Company’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by a Majority Vote of the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder.  For a period of ten days prior to such meeting, such list shall be kept on file at the principal place of business of the Company and shall be open to examination by any stockholder during ordinary business hours.  Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

2.6                                 Quorum.  The holders of shares representing a majority of the voting power of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Charter, or these Bylaws.  If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Company, may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, by a Majority Vote, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy.  At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted that may have been transacted at the original meeting had a quorum been present; provided, however, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7                                 Required Vote; Withdrawal of Quorum.  After a quorum is present at any meeting, the affirmative vote of the holders of shares representing at least a majority of the voting power of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the Charter, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8                                 Method of Voting; Proxies.  Each outstanding share having voting power shall be entitled to the number of votes specified in the Charter.  Elections of directors need not be by written ballot.  Stockholders shall have no right to cumulate votes in the elections of directors.  At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in the manner provided by law by the stockholder or by his duly authorized attorney in fact.  Each such proxy shall be filed with the Secretary of the Company before or at the time of the meeting.  No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.  If no date is stated in a proxy, such proxy shall be presumed, only for purposes of determining whether three (3) years have passed since its execution, to have been executed on the date it was delivered to or filed with the Secretary of the Company.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.9                                 Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may, by a Majority Vote, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action.  If no record date is fixed:

(a)                                  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

(b)                                 The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c)                                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.10                           Conduct of Meeting.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, shall preside at all meetings of stockholders and may adopt rules and regulations for the conduct of the meeting.  The Secretary shall keep the records of each meeting of stockholders.  In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed at the meeting by a majority of the directors present at such meeting.

2.11                           Inspectors.  To the fullest extent required by law, the corporation shall, in advance of any meeting of stockholders, by a Majority Vote, appoint one (1) or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act or if inspectors shall not have been appointed, the chairman of the meeting shall appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  The inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be stockholders.

2.12                           Advance Notice of Stockholder Nominations and Proposals.

(a)                                  Timely Notice.  At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, nominations or such other business must be:  (i) specified in the Company’s notice of meeting, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, by a Majority Vote, or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Company at the time such notice of meeting is given, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.12.  To be properly brought before a special meeting, nominations or such other business must be specified in the Company’s notice of meeting.  In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action.  For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a), and either Section 2.12(b) or Section 2.12(c) below, as applicable, in writing to the Secretary of the Company even if such matter is already the subject of (1) any notice to the stockholders from the board of directors or (2) any press release of the Company reported by a national news service or filed by the Company with the Securities and Exchange Commission (a “Public Disclosure”).  To be timely, a Proposing Stockholder’s notice must be addressed to the Secretary of the Company and delivered to or mailed and received at the principal place of business of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the previous year’s annual meeting; provided, however, that with respect to the Company’s first annual meeting or in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date, notice by the Proposing Stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b)                                 Stockholder Nominations. For the nomination of any person or persons for election to the board of directors, a Proposing Stockholder’s notice to the Secretary of the Company shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number, class and series of shares of capital stock of the Company which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder:  (A) the name and address of the Proposing Stockholder as they appear on the  Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the number, class and series of shares of the Company which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Company in writing of the number, class and series of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the Proposing Stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of a majority of the total voting power and/or otherwise to solicit proxies from stockholders in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  No nominee of a stockholder (or stockholders) who has (or have) failed to comply with the requirements of this Section 2.12(b) shall be eligible to serve as a director of the Company.

(c)                                  Other Stockholder Proposals.  For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Company shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and (iii) the information required by Section 2.12(b)(vi) above.

(d)                                 Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary:  (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business at an annual meeting pursuant to this Section 2.12 does not provide the additional information required under the representations in Sections 2.12(b)(vi)(B), (C) and (D) to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company. The requirements of this Section 2.12 are included to provide the Company notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Company as a condition precedent to bringing any such business before an annual meeting.

2.13                           No Actions Without Meeting.  Any vote or similar action required or permitted to be taken by the holders of Class P Shares of the Company must be effected at a duly called annual or special meeting of holders of shares of common stock of the Company entitled to vote or take similar action with respect to a particular corporate action, including the election of directors, and may not be effected by any consent in writing by such holders of shares of common stock.  The holders of Class A Shares, Class B

Shares and Class C Shares may, in addition to taking action at a meeting, effect any action required or permitted to be taken by the holders of Class A Shares, Class B Shares or Class C Shares, as applicable, by consent in writing by the holders of such Class A Shares, Class B Shares or Class C Shares, as applicable

ARTICLE III
Directors

3.1                                 Management.  The business and property of the Company shall be managed by the board of directors.  Subject to the restrictions imposed by law, the Charter, or these Bylaws, the board of directors may exercise all the powers of the Company.

3.2                                 Number; Qualification; Election; Term.

(a)                                  The number of directors shall initially be thirteen (13) and may be increased in accordance with Section 3.3 of the Shareholders Agreement or decreased in accordance with Section 3.1(a) of the Shareholders Agreement.  After the termination of Section 3.1 of the Shareholders Agreement with respect to all Shareholders, the number of directors shall be determined by resolution of a majority of the board of directors.

(b)                                 Except as otherwise required by law, the Charter or these Bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present; provided, that a special meeting may be called for the purpose of electing directors in accordance with Section 3.1(d) of the Shareholders Agreement.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.  Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office.  None of the directors need be a stockholder of the Company or a resident of the State of Delaware.  Each director must have attained the age of majority.

3.3                                 Change in Number.  No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director .

3.4                                 Removal.  Except as otherwise provided in the Charter or these Bylaws, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of shares representing a majority of the Total Voting Power.

3.5                                 Vacancies.  Vacancies on the board of directors, however resulting, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office.  However, at any time prior to the termination of Section 3.1 of the Shareholders Agreement with respect to all Shareholders, such vacancies shall be filled only with nominees chosen to fill such vacancies in accordance with the provisions of the Shareholders Agreement.

3.6                                 Meetings of Directors.  The directors may hold their meetings and may have an office and keep the books of the Company, except as otherwise provided by law, in such place or places within or without the State of Delaware as the board of directors, by a Majority Vote, may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.7                                 First Meeting.  Each newly-elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

3.8                                 Election of Officers.  At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers (other than the Chief Executive Officer) of the Company.  The Chief Executive Officer theretofore serving shall be automatically reelected at such meeting without any necessary vote, subject to the provisions of Section 3.12(B)(1).  New officers also may be elected and any vacancies filled at any meeting of the board of directors.

3.9                                 Regular Meetings.  Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors by a Majority Vote.  Notice of such regular meetings shall not be required.

3.10                           Special Meetings.  Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or the President, or by at least two (2) directors, acting jointly.

3.11                           Notice.  The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.12                           Quorum; Majority Vote.  At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.  If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice to the fullest extent permitted by law.  The affirmative vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors subject to the following exceptions:  (A) the number otherwise required if the act of a greater number is required by law, the Charter, or these Bylaws; (B) the following actions shall require approval of the number of directors constituting a majority of all directors plus one (1):  (1) termination of the Chief Executive Officer other than for “cause” (or other than for “Cause,” if the Chief Executive Officer is Kinder) and any selection of a replacement for a terminated Chief Executive Officer and (2) any determination as to the value of non-cash dividends; (C) the determination of certain “black-out periods” shall be determined in accordance with the definition of “Blackout Period” in the Shareholders Agreement; (D) the decisions to seek injunctive relief pursuant to the last paragraph of Section 3.6(f) of the Shareholders Agreement shall be determined in accordance with the last paragraph of Section 3.6(f) of the Shareholders Agreement; (E) the decisions with respect to the distribution of property in the Class B Trust (as defined in the Shareholders Agreement) contemplated by Section 3.8(g) of the Shareholders Agreement shall be determined in accordance with Section 3.8(g) of the Shareholders Agreement; (F) the provision of a written notice by the board of directors pursuant to clause (c) or (f) of the definition of “Cause” in the Shareholders Agreement with respect to Kinder and clause (c), (d) , (g) or (h) of the definition of “Cause” in the Shareholders Agreement with respect to any person other than Kinder shall be determined in accordance with such definition in the Shareholders Agreement; (G) except as provided specifically otherwise in these Bylaws, including the final paragraph of this Section 3.12, any matter brought before the board of directors shall be decided by, and any determination, action or approval of the board of directors shall require, a Supermajority Board Vote so long as the Investor Shareholders have the right to choose at least five (5) nominees to the board of directors pursuant to Section 3.1(b) of the Shareholders Agreement, it being understood that at all times from and after such time as Kinder ceases to be chief executive officer of any of the Company, KMGP or KMR, any action by the Company or any of its Subsidiaries in its capacity as a shareholder, member or partner of KMGP related to the determination of the identity of board members (or similar governing body) of KMGP (including removal and filling vacancies) shall constitute matters to be determined by the board of directors and require a Majority Vote; provided, that the immediately foregoing clause (beginning with “it being understood”) shall not be interpreted to prevent or prohibit such matters from being determined by the board of directors at any time by a Majority Vote; and (H) so long as the Investor Shareholders have the right to choose at least five (5) nominees to the board of directors pursuant to Section 3.1(b) of the Shareholders Agreement, any of the following with respect to the Company and each of its Subsidiaries (other than KMP, KMP’s operating partnerships, KMR or any of their respective Subsidiaries, or KMGP (solely to the extent that KMGP (x) is acting in its capacity as a holder of shares of KMR or in its capacity as General Partner pursuant to Section 1.4 of the Delegation of Control Agreement to approve any action taken by KMR, or (y) is acting in its capacity as the general partner of KMP or any of its operating partnerships to approve any matter on behalf of KMP or any of its operating partnerships (and not to the extent acting in another capacity, such as acting to amend or waive a right or obligation of KMGP (or of its direct or indirect parent entities) under any organizational document of KMP or its operating partnerships)), or KMGP Services, to the extent it is taking action related to carrying out the terms of the Employee Services Agreement, in each case unless specifically provided for herein) (it being understood that the dollar thresholds below shall apply to the Company and such Subsidiaries in the aggregate), in each case, shall constitute matters that are required to be brought before the board of directors and require a Supermajority Board Vote:

(a)                                  (i) Commencement of a voluntary case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or any such Subsidiary, or seeking to adjudicate the Company or any such Subsidiary as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any such Subsidiary or the Company’s or any such Subsidiary’s debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or any such Subsidiary or for all or any substantial part of the Company’s or any such Subsidiary’s assets, or (ii) making a general assignment for the benefit of the Company’s or any such Subsidiary’s creditors;

(b)                                 Commencement of any termination, plan of liquidation or dissolution or winding-up of the business and affairs of the Company or any such Subsidiary or consent to or entry into an agreement or arrangement related to any of the foregoing;

(c)                                  Commencement, settlement or compromise of any litigation, proceeding or investigation with a cost or expected value (for any individual matter or group of related matters) of more than $50 million or payment, discharge, settlement or satisfaction of any claims, liabilities or obligations (other than obligations under contracts relating to the operation of the business of the Company and its Subsidiaries) in excess of $50 million (for any individual matter or group of related matters), other than the payment, discharge, settlement or satisfaction thereof in the ordinary course of business consistent with past practice;

(d)                                 (i) Any changes to the dividend policy of the Company adopted by the board of directors (the “Dividend Policy”) and (ii) except with respect to distributions pursuant to the Dividend Policy, declaration, setting aside for payment or payment of any dividend on, or any other distribution (including dividend or distributions of Securities or other non-cash distributions of property) in respect of, any of the Company’s shares of capital stock or otherwise making any payments to the Company’s stockholders in their capacity as such (including payments in non-cash property or Securities);

(e)                                  (i) Any amendment to or waiver or modification of any material terms of any charter, bylaws or other similar governance document of the Company or any of its Subsidiaries or controlled Affiliates (other than controlled Affiliates of KMR or KMP), including any committee charters and any corporate governance or other similar board or committee policies, or any material terms of any security issued by the Company or any of its Subsidiaries or controlled Affiliates (other than (x) changes relating to wholly-owned Subsidiaries that do not (A) reduce the Company’s ultimate control of over such Subsidiaries, (B) reduce the board of directors’ rights pursuant to this Section 3.12 and (C) have any negative effect on the Investor Shareholders, including their rights under these Bylaws, the Charter or the Shareholders Agreement or (y) any security issued by controlled Affiliates of KMR or KMP), or (ii) otherwise make any material change to the governance structure of the Company or any of its Subsidiaries or controlled Affiliates that are not required by law or rule of the national stock exchange on which the Class P Shares are then listed (other than (x) changes relating to wholly-owned Subsidiaries that do not (A) reduce the Company’s ultimate control of over such Subsidiaries, (B) reduce the board of directors’ rights pursuant to this Section 3.12, or (C) have any negative effect on the Investor Shareholders, including their rights under these Bylaws, the Charter or the Shareholders Agreement or (y) to the governance structure of controlled Affiliates of KMR or KMP);

(f)                                    (i) Adoption of the Company’s annual budget (the “Annual Budget”) and (ii) except as contemplated by the Annual Budget, entry into any new lines of business or engaging in transactions outside the normal lines of business of the Company or any such Subsidiary, in each case, that, in the aggregate, are expected to generate revenue in any year in excess of $50 million or to incur costs in any year in excess of $50 million;

(g)                                 Except as specifically contemplated as part of the Annual Budget:

(i)                                     Buy or sell, or commit to buy or sell, any properties or assets with values greater than $50 million in the aggregate during any Fiscal Year (as hereinafter defined), except pursuant to commodity or hedging instructions in the ordinary course of business;

(ii)                                  Approve, adopt, enter into or effect (and in the case of contracts, amend, alter or cancel), any projects, mergers, contracts (other than contracts entered into or cancelled in the ordinary course of business), consolidations, recapitalizations, reorganizations, acquisitions, divestitures, joint ventures or alliances, or any agreements or commitments relating thereto, involving a value in excess of $50 million in the aggregate in any Fiscal Year;

(iii)                               In any Fiscal Year, make binding bids to effect acquisitions (x) with an aggregate purchase price (including the assumption of liabilities) in excess of $50 million or (y) to acquire entities reasonably expected to generate cash flow in excess of $50 million in the aggregate in any Fiscal Year;

(iv)                              Make capital expenditures in excess of $50 million in the aggregate during any Fiscal Year;

(v)                                 Enter into leases with aggregate payment obligations in excess of $25 million annually or $50 million during the term of such leases;

(vi)                              Incur or assume any Indebtedness or otherwise become obligated with respect to any such Indebtedness, other than amounts not in excess of $50 million in the aggregate outstanding at any given time;

(vii)                           Mortgage or otherwise encumber or subject to any lien, any properties or assets in excess of $50 million in the aggregate at any given time;

(viii)                        Make, sell or otherwise dispose of any investments in other companies in excess of $50 million in the aggregate in any Fiscal Year;

(ix)                                Issue or sell any equity interest of the Company or any of its Subsidiaries or any other Securities of the Company or any of its Subsidiaries or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, or any warrants or options to acquire, any such shares, interests, voting securities or convertible securities or split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its stock or beneficial interests, or any other Securities of the Company or any of its Subsidiaries (except issuances or sales of the purchase obligation described in, and purchases pursuant to, the purchase provisions contained in Annex B to the limited liability company agreement of KMR and, with regard to the Company, (i) upon conversion as provided in Article Fourth of the Charter, (ii) the distribution of Class B Shares (or Class P Shares received in connection with the conversion of such Class B Shares) held by the Class B Trust (as defined in the Shareholders Agreement) in accordance with Section 3.8(g) of the Shareholders Agreement or (iii) pursuant to a benefit or compensation plan approved by a Supermajority Board Vote);

(x)                                   Make loans or advances of money or assets of the Company or any such Subsidiary if such loans and advances aggregate greater than $25 million in the aggregate at any given time, except for (i) loans between the Company and any of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company and (ii) mandatory advancement of expenses required by indemnification obligations of the Company pursuant to the Charter, these Bylaws or the Shareholders Agreement; or

(xi)                                Knowingly take any action that violates any instrument of Indebtedness or any other material agreement.

(h)                                 Enter into transactions with any Affiliates (other than the Company or entities which are Affiliates solely because the Company has a direct or indirect interest therein (it being understood that neither KMR, KMP, nor their respective Subsidiaries shall constitute such an entity)), executive officers or directors of the Company or any Subsidiary, or any Management Shareholder, or any of their respective Affiliates (other than the Company or entities which are Affiliates solely because the Company has a direct or indirect interest therein (it being understood that neither KMR, KMP, nor their respective Subsidiaries shall constitute such an entity)), or with entities in which any such Person has a financial stake other than through their ownership in the Company (and other than a stake representing less than 2% of any class of equity securities of any publicly traded company); provided, however, that this provision will not restrict transactions in the day-to-day ordinary course of business with KMGP, KMP or KMR or their respective Subsidiaries or controlled Affiliates that are not the types of actions that otherwise require approval by a Supermajority Board Vote pursuant to any of the enumerated items in Section 3.12(H)(a)-(n); provided, further, that this provision will not apply to the selection of underwriters in accordance with Section 5.1(g) of the Shareholders Agreement; it being understood that this subsection (h) shall not be read to imply that an action otherwise subject to a

Supermajority Board Vote pursuant to any of the enumerated items in Section 3.12(H)(a)-(n) is not so subject;

(i)            Increase the employee compensation of any Management Shareholder or provide additional equity or profits related benefits to a Management Shareholder, including pursuant to compensatory cash payments made pursuant to Section 3.6(j) of the Shareholders Agreement; provided, that decisions with respect to the distribution of property in the Class B Trust (as defined in the Shareholders Agreement) contemplated by Section 3.8(g) of the Shareholders Agreement shall be determined in accordance with Section 3.8(g) of the Shareholders Agreement and shall not require a Supermajority Board Vote; provided, further, that approval pursuant to this provision shall be in addition to, and not in lieu of, any other approvals for the compensation of the Chief Executive Officer required pursuant to applicable stock exchange requirements;

(j)            Make material changes to or waive the material terms of any agreement or transaction the entry into which required or would have required a Supermajority Board Vote pursuant to this Section 3.12;

(k)           Take, or permit any of its Subsidiaries (which, for clarification, does not include KMR when acting as a holder of KMP i-units or KMGP (solely to the extent that KMGP (x) is acting in its capacity as a holder of shares of KMR or in its capacity as General Partner pursuant to Section 1.4 of the Delegation of Control Agreement to approve any action taken by KMR, or (y) is acting in its capacity as the general partner of KMP to approve any matter on behalf of KMP (and not to the extent acting in another capacity, such as acting to amend or waive a right or obligation of KMGP (or of its direct or indirect parent entities) under any organizational document of KMP)) or KMGP Services, to the extent it is taking action related to carrying out the terms of the Employee Services Agreement) to take, any action in its capacity as shareholder, member or partner of any Subsidiary or Affiliate, in each case, that is publicly traded (including KMP and KMR); provided, that this Section 3.12 shall not impose any board of directors voting requirement with respect to (i) the determination of the identity of the board members (or similar governing body) of KMR or, except as specifically set forth in Section 3.12(G), of KMGP or (ii) for the avoidance of doubt, any actions required by Section 3.6(g) of the Shareholders Agreement;

(l)            Enter into any agreement or the taking of any action (i) that would by its terms purport to restrict or could reasonably be expected to restrict the ability of the Company or any of its Subsidiaries or its controlled Affiliates (other than controlled Affiliates of KMR or KMP) to make distributions, (ii) with the intent of negatively affecting or impairing any right that the board of directors and/or the stockholders have pursuant to these Bylaws, the Charter or the Shareholders Agreement or (iii) that by its terms purports to prohibit or could reasonably be expected to prohibit, or that imposes or could reasonably be expected to impose material penalties in the event of, the exercise of a right that the board of directors and/or the stockholders have pursuant to these Bylaws, the Charter or the Shareholders Agreement, but excluding in the case of this clause (iii) customary change of control provisions or similar provisions that are typical in agreements of the relevant nature;

(m)          Adopt, or, if adopted, modify or waive a shareholder rights plan of the  Company; or

(n)           Authorize any of, commit, agree or propose to take any of, consent to or vote in favor of any of, publicly announce an intention to, or otherwise effect, in each case directly or indirectly, any actions that would constitute any of the foregoing, including with respect to any of the Company’s Subsidiaries or its Affiliates (other than KMP, KMP’s operating partnerships, KMR or any of their respective Subsidiaries or controlled Affiliates, or KMGP (solely to the extent that KMGP (x) is acting in its capacity as a holder of shares of KMR or in its capacity as General Partner pursuant to Section 1.4 of the Delegation of Control Agreement to approve any action taken by KMR, or (y) is acting in its capacity as the general partner of KMP or any of its operating partnerships to approve any matter on behalf of KMP or any of its operating partnerships (and not to the extent acting in another capacity, such as acting to amend or waive a right or obligation of KMGP (or of its direct or indirect parent entities) under any organizational document of KMP or its operating partnerships)) or KMGP Services, to the extent it is taking action relating to carrying out the terms of the Employee Services Agreement), except as specifically provided for in this Section 3.12).

Notwithstanding any other provision of this Section 3.12, no Majority Vote or Supermajority Board Vote shall be required for any matter approved by a committee of the board of directors if such committee’s charter provides such committee with exclusive authority with respect to such matter.

Notwithstanding anything to the contrary contained herein, but in no way limiting the provisions of Section 3.12(H)(k), it is expressly agreed that nothing in these Bylaws shall require a Supermajority Board Vote (or any other board of director action) in order for any member of management or other representative of the Company who is serving as an executive officer or a director (or in any similar capacity) for an entity with publicly traded Securities (other than the Company) to make decisions as he or she sees fit in such capacity or, if serving as an executive officer or a director (or in any similar capacity) for an entity that is a general partner or the delegate of a general partner of any entity that has publicly traded Securities (other than the Company), to make decisions as such an officer or a director (or in such similar capacity), when acting in such capacity, as he or she believes is required on behalf of such publicly traded entity; provided, that nothing in this paragraph shall be construed to limit the fiduciary duties owed to the Company and its Subsidiaries by any such member of management or other representative of the Company when acting in any capacity on behalf of the Company or any of its Subsidiaries.

For the avoidance of doubt, nothing in these Bylaws shall require a Supermajority Board Vote for the following actions:  (i) the filing of any current or periodic reports or any reports related to the beneficial ownership of securities required under the Exchange Act to be filed by the Company or KMI, or (ii) any action expressly required to be approved solely by independent members of the board of directors, or a committee composed thereof, pursuant to the Exchange Act or applicable stock exchange requirements when the number of independent directors then serving on the board of directors or such committee is less than the number of directors required to effect a Supermajority Board Vote.

3.13         Procedure.  At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine by a Majority Vote.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors.  In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors by the affirmative vote of a majority of the directors present.  The Secretary of the Company shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting by a Majority Vote.  The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute books of the Company.

3.14         Presumption of Assent.  A director of the Company who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Company immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.15         Compensation.  The board of directors, by a Majority Vote, shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

3.16         Action Without Meeting.  Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board of directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or committee thereof.

ARTICLE IV
Committees

4.1           Designation.  The board of directors may, by resolution, designate one (1) or more committees.  The board of directors, by resolution, shall designate and appoint an audit committee, a compensation committee (the “Compensation Committee”) and a corporate governance and nominating committee (the “Governance/Nominating Committee”) and may designate and appoint one (1) or more other committees under such names and for such purpose or function as may be deemed appropriate.

4.2           Number; Qualification; Term.  Each committee shall consist of one (1) or more directors appointed by resolution adopted by the board of directors in accordance with the Shareholders Agreement.  The number of committee members may be increased or decreased from time to time by resolution adopted by the board of directors in accordance with the Shareholders Agreement.

4.3           Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Company, except to the extent expressly restricted by law, the Charter, or these Bylaws (including any provisions under Section 3.12 requiring matters to be brought before the board of directors, or requiring a Supermajority Board Vote or a Majority Vote).

4.4           Committee Changes.  Subject to the terms of the Shareholders Agreement, the board of directors, by a Majority Vote, shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5           Alternate Members of Committees.  Subject to the terms of the Shareholders Agreement and the charter of any committee, the board of directors, by a Majority Vote, may designate one (1) or more directors as alternate members of any committee.  Any such alternate member may replace any absent or disqualified member at any meeting of the committee.  If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

4.6           Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7           Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least twenty-four (24) hours before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8           Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business.  To the fullest extent permitted by law, if a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The affirmative vote of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Charter, or these Bylaws; provided, that all determinations by the Governance/Nominating Committee with respect to nominations, designations and appointments to the board of directors and committees of the board of directors shall require unanimous approval until the Investor Shareholders are no longer entitled to nominate at least three (3) directors to the board of directors pursuant to Section 3.1(b) of the Shareholders Agreement.

4.9           Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors.  The minutes of the proceedings of each committee shall be delivered to the Secretary of the Company for placement in the minute books of the Company.

4.10         Compensation.  Committee members may, by resolution adopted by a Majority Vote of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary or other compensation.

4.11         Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE V
Notice

5.1           Method.  Whenever by statute, the Charter, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Company, or (b) by any other method permitted by law (including, without limitation, by overnight courier service, telegram, telex, or facsimile or other form of electronic transmission, provided such other form of electronic transmission creates a record that may be retained, retrieved, and reviewed by the recipient thereof, may be directly reproduced in paper form by such recipient, and such recipient has consented to the delivery of notice by such method).  Notices or instructions relating to conversion of Class A Shares, Class B Shares or Class C Shares into Class P Shares in accordance with the Charter shall be given by email to the email addresses provided by the notice recipient in connection therewith.  Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid.  Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid.  Any notice required or permitted to be given by telegram, telex, or facsimile shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2           Waiver.  Whenever any notice is required to be given to any stockholder, director, or committee member of the Company by statute, the Charter, or these Bylaws, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, so long as such stockholder, director or committee member does not object to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI
Officers

6.1           Number; Titles; Term of Office.  The officers of the Company shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a Secretary, and, if elected by the board of directors, a Chairman of the Board, and such other officers as the board of directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to be elected or appointed and to have such descriptive title, if any, as the board of directors shall determine by a Majority Vote), and a Treasurer.  Subject to Section 3.12(B)(1) in the case of the Chief Executive Officer and Section 3.8, each officer shall be appointed or elected by the board of directors and shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.  Any two (2) or more offices may be held by the same person.  None of the officers need be a stockholder or a resident of the State of Delaware or, except in the case of the Chairman of the Board, a director of the Company.

6.2           Removal.  Subject to Section 3.12(B)(1), any officer or agent elected or appointed by the board of directors (other than the Chief Executive Officer), may be removed by the board of directors by a Majority Vote with or without cause at any time.  The board of directors, by a Majority Vote, may remove the Chief Executive Officer for cause (or Cause, if the Chief Executive Officer is Kinder) at any time.  The board of directors, by the approval of the number of directors constituting a majority of all directors plus one, may remove the Chief Executive Officer other than for cause (or other than for Cause if the Chief Executive Officer is Kinder) pursuant to Section 3.12(B)(1).  This Section 6.2 shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights except pursuant to Article VIII.

6.3           Vacancies.  Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled by the board of directors, subject to Section 3.12(B)(1) in the case of the Chief Executive Officer.

6.4           Authority.  Officers shall have such authority and perform such duties in the management of the Company as are provided in these Bylaws or as may be determined by resolution (including by a Majority Vote where these Bylaws so provide) of the board of directors not inconsistent with these Bylaws.

6.5           Compensation.  The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors, by a Majority Vote (except to the extent a Supermajority Board Vote is required pursuant to Section 3.12(H)(i)), or by the Compensation Committee (except to the extent a Supermajority Board Vote is required pursuant to Section 3.12(H)(i) and, with respect to the compensation of the Chief Executive Officer, such other approvals are required pursuant to applicable stock exchange requirements).

6.6           Chairman of the Board.  The Chairman of the Board, if one is elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors.  Such officer shall preside at all meetings of the stockholders and of the board of directors.  Such officer may sign all certificates for shares of stock of the Company.

6.7           Chief Executive Officer.  The Chief Executive Officer shall have general supervision, management, direction and control of the business and affairs of the Company and shall see that all orders and resolutions of the board of directors are carried into effect.  The Chief Executive Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the board of directors by a Majority Vote to some other officer or agent of the Company.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the board of directors.  The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the board of directors may from time to time prescribe.

6.8           Chief Financial Officer.  The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Company and shall see that all financial orders and resolutions of the board of directors are carried into effect.  The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the board of directors by a Majority Vote to some other officer or agent of the Company.  The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the board of directors, the Chief Executive Officer, or the Chairman of the Board may from time to time prescribe.

6.9           President.  The President shall have the general powers and duties of management usually vested in the office of president of a corporation (in circumstances where such corporation also maintains the office of chief executive officer) and shall perform such other duties and possess such other authority and powers as the board of directors, the Chief Executive Officer, or the Chairman of the Board may from time to time prescribe.

6.10         Chief Operating Officer.  The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation (including general supervision of the day-to-day operations of the Company) and shall perform such other duties and possess such other authority and powers as the board of directors, the Chief Executive Officer, or the Chairman of the Board may from time to time prescribe.

6.11         Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned to him by the board of directors (by a Majority Vote), the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, and (in order of their seniority as determined by the board of directors (by a Majority Vote) or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the Chief Executive Officer or the President during that officer’s absence or inability to act.  As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the Chief Executive Officer or the President shall be conclusive evidence of the absence or inability to act of the Chief Executive Officer or the President at the time such action was taken.

6.12         Treasurer.  The Treasurer shall have custody of the Company’s funds and Securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the board of directors by a Majority Vote, and shall perform such other duties as may be prescribed by the board of directors (by a Majority Vote), the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the President.

6.13         Assistant Treasurers.  Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors (by a Majority Vote), the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the President.  The Assistant Treasurers (in the order of their seniority as determined by the board of directors by a Majority Vote or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during such officer’s absence or inability to act.

6.14         Secretary.  Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices.  He may sign with the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President, in the name of the Company, all contracts of the Company and affix the seal of the Company thereto.  He may sign with the Chairman of the Board, the President or a Vice President all certificates for shares of stock of the Company, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors by a Majority Vote may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Company during ordinary business hours.  He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, the Chief Executive Officer and the President.

6.15         Assistant Secretaries.  Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors (by a Majority Vote), the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the President.  The Assistant Secretaries (in the order of their seniority as determined by the board of directors by a Majority Vote or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE VII
Certificates and Stockholders

7.1           Certificates for Shares.  Shares of stock in the Company shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the board of directors.  In the event shares of stock are represented by certificates, such certificates shall be registered upon the books of the Company and signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.  Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof; provided, however, that no such seal of the Company shall be required thereon.  If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar whether because of death, resignation or otherwise before such certificate is issued by the Company, such certificate may nevertheless be issued and delivered by the Company with the same effect as if the person who signed such certificate or whose facsimile signature has been placed upon such certificate had not ceased to be an officer, transfer agent, or registrar at the date of issue.  All certificates for shares of stock shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and the number of shares.

7.2           Replacement of Lost or Destroyed Certificates.  The board of directors may, by a Majority Vote, direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Company and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate or certificates representing shares to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, by a Majority Vote, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond with a surety or sureties satisfactory to the Company in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Company in respect of the certificate or certificates alleged to have been lost or destroyed.

7.3           Transfer of Shares.  Shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives.  If the shares of stock are represented by certificates, then upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company or its transfer agent shall issue a new certificate to the Person entitled thereto, cancel the old certificate, and record the transaction upon its books.

7.4           Registered Stockholders.  The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5           Regulations.  The board of directors shall have the power and authority, by a Majority Vote, to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Company.

7.6           Legends.  The board of directors shall have the power and authority, by a Majority Vote, to provide that certificates representing shares of stock bear such legends as the board of directors deems necessary to assure that the Company does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII
Indemnification

8.1           Indemnification of Directors and Officers.  The Company shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a director or officer of the Company or (b) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent, or similar function of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise, at any time during which these Bylaws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), and whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in such other capacity while serving as an a director or officer, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Company to provide greater indemnification rights than said law permitted the Company to provide prior to such amendment or modification) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such person in connection therewith.  Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

8.2           Contract Rights.  The indemnification permitted by this Article VIII shall be a contract right and as such shall run from the Company (and any successor of the Company by operation of law or otherwise) to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company while this Article VIII is in effect.  Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Company with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII.

8.3           Request for Indemnification.  To obtain indemnification under these  Bylaws, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum of the board of directors consisting of Disinterested Directors (as hereinafter defined) or by a committee of Disinterested Directors appointed by a Majority Vote of the board of directors, or (ii) if a quorum of the board of directors consisting of Disinterested Directors or a committee of Disinterested Directors is not obtainable or, even if obtainable, such quorum or committee of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors or a committee of Disinterested Directors so directs, by a majority vote of the stockholders of the Company.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the  claimant (subject to the consent of the board of directors by a Majority Vote, not to be unreasonably withheld or delayed) unless the claimant shall request that such selection be made by the board of directors by a Majority Vote.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.  A “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.  An “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall be a person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under these Bylaws.

8.4           Advancement of Expenses.  A claimant shall have the right to be paid by the Company expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended or modified, only to the extent that such amendment or modification permits the Company to provide greater rights to advancement of expenses than said law permitted the Company to provide prior to such amendment or modification, upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company against such expenses as authorized by this Article VIII, if such undertaking is required by the DGCL.  Such advances shall be paid by the Company within twenty (20) calendar days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time (including such undertaking if required by the DGCL), and shall not require any action by the board of directors.  The board of directors, by Majority Vote, may authorize the  Company’s counsel to represent such director or officer in any such proceeding, whether or not the Company is a party to such proceeding.

8.5           Judicial Proceedings.  If a claim for indemnification is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, or if a claim for advancement of expenses is not paid in full by the Company within twenty (20) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim to the fullest extent permitted by law.  In any such suit:

(a)           It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Company.

(b)           The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(c)           Neither the failure of the Company (including its board of directors or any committee thereof, Independent Counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Company (including its board of directors or any committee thereof, Independent Counsel, or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible.

(d)           If a determination shall have been made pursuant to Section 8.3 that the indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8.5.  To the fullest extent permitted by law, the Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8.5 that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of these Bylaws.

8.6           Non-Exclusive Right.

(a)           The rights conferred under this Article VIII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise and shall continue as to a person who has ceased to be a director, officer, employee or agent, as applicable, and shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.

(b)           With respect to any indemnification obligations of the Company conferred under this Article VIII, the Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort with respect to all indemnification obligations of the Company pursuant to Section 8.1 (i.e., its obligations to an applicable indemnitee are primary and any obligation of the Investor Shareholders and their

Affiliates (collectively, the “Fund Indemnitors”) to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities incurred by such indemnitee are secondary) and (ii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof to the fullest extent permitted by law.

8.7           Indemnification of Others.  The Company may additionally indemnify and/or provide advancement of expenses to any employee or agent of the Company or any other person to the fullest extent permitted by law.

8.8           Proceedings.  As used in this Article VIII, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

8.9           Other Agreements.  The Company may adopt bylaws or enter into agreements with such persons for the purpose of providing for indemnification and/or the advancement of expenses as provided in this Article VIII.

8.10         Insurance.  The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent, or similar function of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise.  To the extent that the Company maintains any policy or policies providing such insurance, each indemnitee to which rights to indemnification have been granted in this Article VIII in its capacity as a director or an officer, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such indemnitee.

ARTICLE IX
Miscellaneous Provisions

9.1           Dividends.  Subject to provisions of law and the Charter, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Company. Such declaration and payment shall be at the discretion of the board of directors; provided, that, if there shall be in effect at the time of such declaration a dividend policy duly adopted by the board of directors, such declaration and payment shall be in accordance with such dividend policy and shall only require a Majority Vote.  Notwithstanding the foregoing, the declaration and distribution of any dividends may not be in contravention of the DGCL.

9.2           Reserves.  There may be created by the board of directors, by a Majority Vote, out of funds of the Company legally available therefor such reserve or reserves as the board of directors, by a Majority Vote, from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the board of directors shall consider beneficial to the Company, and may modify or abolish any such reserve in the manner in which it was created.

9.3           Books and Records.  The Company shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class (and series, if any) of the shares held by each.

9.4           Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year unless changed by the board of directors by a Majority Vote.

9.5           Seal.  The seal of the Company shall be such as from time to time may be approved by the board of directors by a Majority Vote.

9.6           Resignations.  Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice (or by electronic transmission) to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary.  Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.7           Securities of Other Corporations.  Except to the extent inconsistent with, or requiring any approvals under, any provision of these Bylaws, including Section 3.12, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action in respect of any Securities of another issuer that may be held or owned by the Company and to make, execute, and deliver any waiver, proxy, or consent in respect of any such Securities, if and only to the extent that such actions are of a ministerial and customary nature taken in the ordinary course of business of the Company.

9.8           Telephone Meetings.  Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9.8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.9           Invalid Provisions.  If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

9.10         Mortgages, etc.  In respect of any deed, deed of trust, mortgage, or other instrument executed by the Company through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Company shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

9.11         Headings.  The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

9.12         References.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.  Whenever the words “included,” “includes,” or “including” are used in these Bylaws, they shall be deemed to be followed by the words “without limitation.”

9.13         Amendments.  Except as may be otherwise provided in the Charter and subject to Section 3.12 (with respect to any action by the board of directors), these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders holding shares representing two-thirds of Total Voting Power or by the board of directors at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.  Notwithstanding the foregoing, any adoption, alteration, amendment or repeal of any Bylaw by the board of directors shall require the approval of (i) a majority of the directors chosen for nomination by Kinder pursuant to the Shareholders Agreement (if any), (ii) a majority of the directors chosen for nomination by the Investor Shareholders (if any), (iii) in the case of an alteration, amendment or repeal of Article III, Section 6.2, Section 9.7, or Section 9.13, two-thirds of the directors chosen for nomination by the Investor Shareholders (if any) and (iv) in the case of an alteration, amendment or repeal of any provision of these Bylaws that would treat any Investor Shareholder adversely, the director(s) chosen for nomination by such affected Investor Shareholder (if any); provided, that the approval requirements in clauses (i)-(iv) shall not apply to any action of the board of directors to amend the Bylaws to the extent necessary to comply with the adoption of Rule 14a-11 or other proxy access rules enacted by the Securities and Exchange Commission after the date hereof.

ARTICLE X
Definitions

Capitalized terms used and not otherwise defined in these Bylaws shall have the meaning given or referenced below:

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Carlyle” means (i) Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P., (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Carlyle Investment Management L.L.C. or its affiliates collectively d/b/a “The Carlyle Group” or “Carlyle”, or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Carlyle” transferred, directly or indirectly (including through a series of transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Carlyle” shall be deemed not to include (A) Riverstone or any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Cause” means any of the following:

(a)                                  Kinder’s conviction of, or plea of nolo contendere to, any crime or offense constituting a felony under applicable law, other than any motor vehicle violations for which no custodial penalty is imposed;

(b)                                 Kinder’s commission of fraud or embezzlement against the Company or any of its Subsidiaries;

(c)                                  Kinder’s willful and material breach of the Bylaws, the Charter or the Shareholders Agreement, including, without limitation, by willfully causing the Company or any of its Subsidiaries or Affiliates to take any material action prohibited under these

Bylaws, the Charter or the Shareholders Agreement and failing to cure such breach, if curable, within thirty (30) calendar days following written notice thereof, specifically identifying such willful and material breach, having been delivered by a majority of the members of the board of directors to Kinder;

(d)                                 a judicial determination that Kinder has breached his fiduciary duties;

(e)                                  Kinder’s failure to perform the duties and responsibilities of his office as his primary business activity, provided, that, subject to Section 3.6(f) of the Shareholders Agreement, so long as it does not materially interfere with his duties, nothing herein shall preclude Kinder from accepting appointment to or continuing to serve on any board of directors or as trustee of any business corporation or any charitable organization, from engaging in charitable and community activities, from delivering lectures and fulfilling speaking engagements, or from directing and managing his personal investments and those of his family; or

(f)                                    Kinder’s material breach of the provisions of Section 3.6(f) of the Shareholders Agreement that, if curable, is not cured within thirty (30) calendar days after notice of such breach is delivered to Kinder by a majority of the members of the board of directors.

Action or inaction by Kinder shall not be considered “willful” unless done or omitted by him in bad faith or with actual knowledge that his action or inaction was in breach of these Bylaws, the Charter or the Shareholders Agreement as applicable, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

“Class A Shares” means the shares of Class A common stock of the Company.

“Class B Shares” means the shares of Class B common stock of the Company.

“Class C Shares” means the shares of Class C common stock of the Company.

“Class P Shares” means the shares of Class P common stock of the Company.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Delegation of Control Agreement” means the Delegation of Control Agreement dated as of May 18, 2001, as amended, among KMGP, KMR, KMP and KMP’s five operating partnerships.

“Employee Services Agreement” means the Employee Services Agreement dated as of January 1, 2001, among KMGP Services Company, Inc., KMGP and KMP, as in effect of the date hereof (and not including any amendments or waivers).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“GS” means (i) GS Capital Partners V Fund, L.P., a Delaware limited partnership; GS Capital Partners V Institutional, L.P., a Delaware limited partnership; GS Capital Partners VI Fund, L.P., a Delaware limited partnership; GS Capital Partners VI Parallel, L.P., a Delaware limited partnership; Goldman Sachs KMI Investors, L.P., a Delaware limited partnership; GSCP KMI Investors, L.P., a Delaware limited partnership; GSCP KMI Investors Offshore, L.P., a Cayman Islands exempted limited partnership; GS Global Infrastructure Partners I, L.P., a Delaware limited partnership; GS Institutional Infrastructure Partners I, L.P., a Delaware limited partnership; GSCP V Offshore Knight Holdings, L.P., a Delaware limited partnership; GSCP V Germany Knight Holdings, L.P., a Delaware limited partnership; GSCP VI Offshore Knight Holdings, L.P., a Delaware limited partnership; GSCP VI Germany Knight Holdings, L.P., a Delaware limited partnership; and GS Infrastructure Knight Holdings, L.P., a Delaware limited partnership, (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by the Merchant Banking Division of Goldman, Sachs & Co., or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any of the entities previously included in the definition of “GS” transferred, directly or indirectly (including through a series of transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing; provided, that for purposes of calculating the Total Voting Power held or owned by GS, such calculation shall not include any Class P Shares (other than Related Shares) beneficially owned by any direct or indirect Subsidiary of Goldman, Sachs & Co. contained in clauses (ii) or (iii), if such direct or indirect Subsidiary of Goldman, Sachs & Co. is not sponsored, managed or owned directly or indirectly by the Merchant Banking Division of Goldman, Sachs & Co., by a successor to the operations of the Merchant Banking Division of Goldman, Sachs & Co., or by any other entity in the business of sponsoring, managing or owning directly or indirectly private equity investments vehicles or investments.  For the avoidance of doubt, “GS” shall be deemed not to include (A) any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Highstar” means (i) Highstar II Knight Acquisition Sub, L.P., Highstar III Knight Acquisition Sub, L.P., Highstar Knight Partners, L.P. and Highstar KMI Blocker LLC, (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Highstar Capital LP or one of its controlled Affiliates, or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Highstar” transferred, directly or indirectly (including through a series of transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Highstar” shall be deemed not to include (A) any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Indebtedness” means, with respect to any Person, (i) indebtedness of such Person for borrowed money, (ii) other indebtedness of such Person evidenced by notes, bonds or debentures, (iii) capitalized leases classified as indebtedness of such Person under GAAP, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) any obligation of such Person for the deferred purchase price of property or services (other than trade payables and other current liabilities), (vi) any Indebtedness of another Person referred to in clauses (i) through (v) above guaranteed directly or indirectly, jointly or severally, in any manner by such Person, (vii) any Indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (viii) the maximum amount of all direct or contingent obligations of such Person with respect to letters of credit, bankers’ acceptances, bank guaranties, surety bonds or similar facilities or instruments.  Notwithstanding anything to the contrary herein, the Indebtedness of the Company and its Subsidiaries shall not include (a) any indebtedness or obligation owed by the Company to any wholly-owned Subsidiary, by any other wholly-owned  Subsidiary to the Company, or between any wholly-owned Subsidiaries, or (b) any guarantee by the Company or any wholly-owned Subsidiary of any indebtedness or obligation described in clause (a) of this sentence.

“Investor Shareholder” means each of GS, Highstar, Carlyle and Riverstone.

“IPO” means the initial offering of Class P Shares to the public.

“Kinder” means Richard D. Kinder.

“KMGP” means Kinder Morgan G.P., Inc., a Delaware corporation.

“KMGP Services” means KMGP Services Company, Inc., a Delaware corporation.

“KMI” means Kinder Morgan Kansas, Inc., a Kansas corporation, and if the name of Kinder Morgan Kansas, Inc. is changed, “KMI” shall mean such corporation.

“KMP” means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

“KMR” means Kinder Morgan Management, LLC, a Delaware limited liability company.

“Majority Vote” means (i) the affirmative vote of a majority of the directors present at a meeting at which a quorum is in attendance, or (ii) any action taken by all members of the board of directors pursuant to Section 3.16.

“Management Shareholders” means (i) any Shareholder who has served, at any time on or following the closing date of the IPO, as a member of management of the Company or any of its Subsidiaries (excluding, for this purpose, any service as a member of the board of directors) (which shall include any employee who is a holder of Class B Shares), (ii)  Nancy Kinder and (iii) any Permitted Transferees (as defined in the Shareholders Agreement) to whom any of such Shareholder’s shares of capital stock are transferred in accordance with the Shareholders Agreement; provided, however, that in no event will any Investor Shareholder or any of its Affiliates be deemed to be a Management Shareholder.

“Mandatory Conversion Date” has the meaning set forth in the Charter.

“Person” means any individual, corporation, company, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Related Shares” means Class P Shares received by a holder of Class A Shares upon conversion of such holder’s Class A Shares as the result of the occurrence of a Mandatory Conversion Date for the series corresponding to such holder’s Class A Shares.

“Riverstone” means (i) Carlyle/Riverstone Knight Investment Partnership, L.P., C/R Knight Partners, L.P., C/R Energy III Knight Non-U.S. Partnership, L.P., Carlyle Energy Coinvestment III, L.P. and Riverstone Energy Coinvestment III, L.P., (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Riverstone Holdings, LLC or one of its controlled Affiliates or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Riverstone” transferred, directly or indirectly (including through a series of transfers), Class A Shares after the IPO or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Riverstone” shall be deemed not to include (A) Carlyle or any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Securities” means securities of every kind and nature, including stock, limited liability company interests, notes, bonds, evidences of indebtedness, options to acquire any of the foregoing, and other business interests of every type.

“Shareholder” means a holder of Voting Securities.

“Shareholders Agreement” means the Shareholders Agreement, dated as of                          , 2011, among the Company and the holders of shares of capital stock of the Company specified therein, as amended from time to time in accordance therewith.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or is general partner or managing member of, or serves in a similar capacity for, such Person (including, in the case of the Company, KMP and KMR and their respective Subsidiaries).

“Supermajority Board Vote” means (i) the affirmative vote of at least eight (8) directors; provided, that if the size of the board of directors has been expanded in accordance with Section 3.3 of the Shareholders Agreement, the number of directors whose affirmative votes are required for a Supermajority Board Vote shall be increased by the number of director seats by which the size of the board of directors has been so expanded; provided, further, that if a number of directors abstain (in such directors’ sole discretion) or are absent from any applicable vote at a meeting at which a quorum is present such that the number of remaining directors is less than the number of directors whose affirmative votes are then required for Supermajority Board Vote, then such absent and/or abstaining directors shall be excluded from such applicable vote and a Supermajority Board Vote shall mean the unanimous vote of such non-excluded directors, in each case (and notwithstanding the final sentence of Section 3.11) so long as such applicable vote does not relate to any matter, purpose or business that was not specified in the Secretary’s notice of the applicable meeting of the board of directors (or an agenda delivered together with such notice) delivered pursuant to Section 3.11, or (ii) any action taken by all members of the board of directors pursuant to Section 3.16.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose.  The percentage of the Total Voting Power of the Company owned by any Person as of any date of determination is the percentage of the Total Voting Power of the

Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then owned of record by such Person; provided, that if a holder of Class A Shares or Related Shares owns other Class P Shares, Total Voting Power with respect to that holder shall also include any Class P Shares owned directly or indirectly by such Person with respect to which such Person has voting power.

“Voting Securities” means Class A Shares, Class B Shares, Class C Shares, Class P Shares and any other securities of the Company entitled to vote generally in the election of directors of the Company.

The undersigned, the Secretary of the Company, hereby certifies that the foregoing Bylaws were adopted by unanimous consent by the board of directors of the Company on                                             .

[Name], Secretary